Exhibit 10.3

PURCHASE AGREEMENT

PURCHASE AGREEMENT (this “Agreement”), dated as of August 24, 2023, by and between SNAIL, INC., a Delaware corporation (the “Company”), and _______________ (the “Investor”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to $5,000,000 of shares of Class A Common Stock, par value $0.0001 per share, of the Company (“Shares”).

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Section 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defied):

“Affiliate” shall mean, with respect to a Party, any individual, a corporation or any other legal entity, directly or indirectly, controlling, controlled by or under common control with such Party. For purpose of this definition, the term “control,” as used with respect to any corporation or other entity, means (a) direct or indirect ownership of fifty percent (50%) or more of the securities or other ownership interests representing the equity voting stock or general partnership or membership interest of such corporation or other entity or (b) the power to direct or cause the direction of the management or policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the preamble hereof.

“Average Daily Trading Volume” shall mean the median daily trading volume of the Company’s Shares over the most recent three (3) Business Days prior to the respective Purchase Notice Date, as reported by Bloomberg.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Beneficial Ownership Limitation” shall have the meaning specified in Section 8.2(f).

“Bloomberg” means Bloomberg, L.P.

“Business Day” shall mean a day on which the Principal Market shall be open for business.

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“Clearing Costs” shall mean all of the Investor’s broker and Transfer Agent costs with respect to the deposit of the Purchase Notice Securities.

“Closing” shall mean a closing of a purchase and sale of Purchase Notice Securities as set forth in Section 2.2(c).

“Closing Date” shall mean the date on which a Closing occurs, which shall occur no later than five (5) Business Days after delivery of the Purchase Notice.

“Commitment Amount” shall mean $5,000,000.

“Commitment Period” shall mean the period commencing on the Execution Date and ending on the earlier of (i) December 31, 2025, or (ii) the date on which the Investor shall have purchased Securities pursuant to this Agreement for an aggregate purchase price of the Commitment Amount.

“Company” shall have the meaning specified in the preamble to this Agreement.

“Custodian” means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

“Current Report” has the meaning set forth in Section 6.2.

“Damages” shall mean any loss, claim, damage, liability, cost, and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

“DTC” shall mean The Depository Trust Company, or any successor performing substantially the same function for the Company.

“DTC/FAST Program” shall mean the DTC’s Fast Automated Securities Transfer Program.

“DWAC” shall mean Deposit Withdrawal at Custodian as defined by the DTC.

“DWAC Shares” means Shares that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale, and (iii) timely credited by the Company to the Investor’s or its designee’s specified DWAC account with DTC under the DTC/FAST Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“DWAC Eligible” shall mean that (a) the Shares are eligible at DTC for full services pursuant to DTC’s operational arrangements, including, without limitation, transfer through DTC’s DWAC system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Purchase Notice Securities and Commitment Securities are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Purchase Notice Securities and Commitment Securities, as applicable, via DWAC.

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“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” shall have the meaning set forth in Section 8.2(g).

“Execution Date” shall mean the date of the last signature of this Agreement.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Initial Registration Statement” shall have the meaning set forth in Section 7.1.

“Investor” shall have the meaning specified in the preamble to this Agreement.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right, or other restriction.

“Material Adverse Effect” shall mean any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any Transaction Document.

“New Registration Statement” shall have the meaning set forth in Section 7.1,

“Party” shall mean a party to this Agreement.

“Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Market” shall mean any of the national exchanges (i.e. NYSE, AMEX, Nasdaq), or principal quotation systems (i.e. OTCQX, OTCQB, OTC Pink, the OTC Bulletin Board), or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Shares.

“Purchase Notice Amount” shall mean the Purchase Notice Securities referenced in the Purchase Notice multiplied by the purchase price in accordance with Section 2.1.

“Purchase Notice” shall mean a written notice from Company, substantially in the form of Exhibit A hereto, to the Investor setting forth the Purchase Notice Securities which the Company requires the Investor to purchase pursuant to the terms of this Agreement.

“Purchase Notice Date” shall have the meaning specified in Section 2.2(a).

“Purchase Notice Limitation” shall mean an amount not to exceed $1,000.000, unless the Company and the Investor mutually agree in writing.

“Purchase Notice Securities” shall mean all Shares that the Company shall be entitled to issue as set forth in all Purchase Notices in accordance with the terms and conditions of this Agreement.

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“Purchase Price” shall mean the lowest daily VWAP of the Shares for the five (5) Business Days prior to the Closing Date with respect to a Purchase Notice multiplied by ninety-two percent (92%).

“Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees (including fees with respect to filings required to be made with FINRA, and any fees of the securities exchange or automated quotation system on which the Shares are then listed or quoted), printing expenses, escrow fees, fees and disbursements of counsel for the Company, counsel for the Investor, blue sky fees and expenses (including reasonable fees and disbursements of counsel for the Investor in connection with blue sky compliance), and any fees and disbursements of accountants retained by the Company incident to or required by any such registration.

“Registration Statement” shall have the meaning specified in Section 7.1.

“Registrable Securities” shall mean (i) the Purchase Notice Securities, (ii) the Warrant Shares, and (iii) any other equity security of the Company issued or issuable with respect to any such Securities by way of a stock dividend or stock split or in connection with a combination of shares, capitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (1) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of, or exchanged in accordance with such registration statement; (2) such securities shall have ceased to be outstanding; (3) such securities have been sold pursuant to Rule 144 promulgated under the Securities Act; or (4) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Regulation D” shall mean Regulation D promulgated under the Securities Act.

“Rule 144” shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Documents” shall have the meaning specified in Section 4.5.

“Securities” mean the Purchase Notice Securities, the Warrant, and the Warrant Shares to be issued to the Investor pursuant to the terms of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Share Equivalents” means any securities of the Company entitling the holder thereof to acquire at any time shares of Class A Common Stock, including, without limitation, Class B Common Stock, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Class A Common Stock.

“Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

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“Transaction Documents” shall mean this Agreement and all exhibits hereto.

“Transfer Agent” shall mean the current transfer agent of the Company, and any successor transfer agent of the Company.

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as determined by the Investor or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as determined by the Investor, or, if no dollar volume-weighted average price is reported, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Investor. If the Company and the Investor are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 11.16. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization, or other similar transaction during such period.

“Warrant” shall mean the warrant to purchase shares of the Company’s Class A Common Stock to the Investor pursuant to Section 6.3 upon execution of this Agreement.

“Warrant Shares” shall mean the shares of the Company’s Class A Common Stock issuable upon exercise of the Warrant.

ARTICLE II
PURCHASE AND SALE OF SHARES

Section 2.1 PURCHASE NOTICES. Subject to the conditions set forth herein, at any time during the Commitment Period, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Purchase Notice from time to time, to purchase, and the Investor shall have the obligation to purchase from the Company, the number of Purchase Notice Securities set forth on the Purchase Notice (the “Purchase Notice Amount”) at the Purchase Price, provided that the amount of Purchase Notice Securities shall not exceed the Purchase Notice Limitation or the Beneficial Ownership Limitation set forth in Section 8.2(f). The Company may not deliver a subsequent Purchase Notice until the Closing of an active Purchase Notice, except if waived by the Investor in writing.

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Section 2.2 MECHANICS.

(a) PURCHASE NOTICE. In accordance with Section 2.1 and subject to the satisfaction of the conditions set forth in Section 7.3, the Company shall deliver the Purchase Notice Securities as DWAC Shares to the Investor alongside the delivery of each Purchase Notice by email and by overnight courier at the Investor’s address set forth in Section 10.16. A Purchase Notice shall be deemed delivered on (i) the Business Day that both the Purchase Notice Securities are received and the Purchase Notice has been received by email by the Investor if both conditions are met on or prior to 8:00 a.m. New York time or (ii) the next Business Day if the conditions are met after 8:00 a.m. New York time on a Business Day or at any time on a day which is not a Business Day (the “Purchase Notice Date”).

(b) DELIVERY OF PURCHASE NOTICE. No later than 8:00 a.m. New York time on the Purchase Notice Date, the Company shall deliver the Purchase Notice Securities as DWAC Shares to the Investor.

(c) CLOSING. The Investor shall pay to the Company an amount equal to the Purchase Notice Amount with respect to such Purchase Notice as full payment for such Purchase Notice Securities purchased by the Investor under the applicable Purchase Notice via wire transfer of immediately available funds on the Closing Date. The Company shall not issue any fraction of a Share upon any Purchase Notice. If the issuance would result in the issuance of a fraction of Share, the Company shall round such fraction of a Share up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants the following to the Company:

Section 3.1 INTENT. The Investor is entering into this Agreement and purchasing the Securities for its own account, and not as nominee or agent, for investment purposes and not with a view towards, or for a sale in connection with, a distribution (as defined in the Securities Act), and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any Person in violation of the Securities Act or any applicable state securities laws; provided, however, that the Investor reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2 NO LEGAL ADVICE FROM THE COMPANY. The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

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Section 3.3 ACCREDITED INVESTOR. The Investor is an accredited investor as defined in Rule 501(a)(3) of Regulation D, and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

Section 3.4 AUTHORITY. The Investor has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of the Investor is required. The Transaction Documents to which it is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and binding obligation of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 3.5 NOT AN AFFILIATE. The Investor is not an officer, director, or “affiliate” (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.6 ORGANIZATION AND STANDING. The Investor is an entity duly formed, validly existing, and in good standing under the laws of the State of Delaware with full right and limited partnership or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents.

Section 3.7 ABSENCE OF CONFLICTS. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, (b) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.8 DISCLOSURE; ACCESS TO INFORMATION. The Investor has had an opportunity to review copies of the SEC Documents filed on behalf of the Company and has had access to all publicly available information with respect to the Company. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Securities including a total loss. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

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Section 3.9 MANNER OF SALE. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

Section 3.10 NO PRIOR SHORT SELLING. At no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Securities or (ii) hedging transaction, which establishes a net short position with respect to the Securities or any other Company’s securities.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents, the Company represents and warrants the following to the Investor, as of the Execution Date:

Section 4.1 ORGANIZATION OF THE COMPANY. The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign company in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has Subsidiaries as disclosed in the SEC Documents.

Section 4.2 AUTHORITY. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. The Transaction Documents have been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

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Section 4.3 CAPITALIZATION. As of the date hereof, there are 7,901,145 shares of Class A Common Stock of the Company issued and outstanding and 28,748,580 shares of Class B Common Stock shares, par value 0.0001 per share, of the Company issued and outstanding. The Company has not issued any Securities since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of Securities to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Share Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Documents and this Agreement, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any Securities, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional Securities or Share Equivalents. The issuance and sale of the Securities will not obligate the Company to issue Securities or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

Section 4.4 LISTING AND MAINTENANCE REQUIREMENTS. The Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Shares under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as disclosed in the SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received notice from the Principal Market on which the Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. Except as disclosed in the SEC Documents, the Company is and has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements.

Section 4.5 SEC DOCUMENTS; DISCLOSURE. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) thereof, for the one (1) year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company.

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Section 4.6 VALID ISSUANCES. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid, and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. Assuming the accuracy of the representations of the Investor in Article III of this Agreement and subject to the filings described in Section 4.7 of this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

Section 4.7 NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Purchase Notice Securities and Commitment Securities, do not and will not: (a) result in a violation of the Company’s certificate or articles of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents (other than (i) any SEC or state securities filings that may be required to be made by the Company in connection with the execution of this Agreement or the issuance of Securities pursuant hereto, or (ii) the filing of a Listing of Additional Shares Notification Form with the Principal Market, which, in each case, have been made or will be made in a timely manner); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

Section 4.8 NO MATERIAL ADVERSE EFFECT. No event has occurred that would have a Material Adverse Effect on the Company that has not been disclosed in subsequent SEC Documents.

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Section 4.9 LITIGATION AND OTHER PROCEEDINGS. Except as disclosed in the SEC Documents, there are no material actions, suits, investigations, SEC inquiries, FINRA inquiries, NASDAQ inquiries, or similar proceedings (however any governmental agency may name them) pending or, to the actual knowledge of the Company, threatened against or affecting the Company or its properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, SEC inquiry, FINRA inquiry, NASDAQ inquiry or investigation, which would have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award against the Company has been issued by or, to the actual knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. There has not been, and to the actual knowledge of the Company, there is no pending investigation by the SEC involving the Company or any current officer or director of the Company.

Section 4.10 ACKNOWLEDGMENT REGARDING INVESTOR’S PURCHASE OF SECURITIES. Based solely on the Investor’s representation and warranties, the Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, or (ii) an “affiliate” (as defined in Rule 144) of the Company. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Agreement and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Purchase Notice Securities. The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

Section 4.11 NO GENERAL SOLICITATION. Neither the Company, nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities act) in connection with the offer or sale of the Securities.

Section 4.12 NO INTEGRATED OFFERING. None of the Company, its Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, but excluding stockholder consents required to authorize and issue the Securities or waive any anti-dilution provisions in connection therewith.

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Section 4.13 PLACEMENT AGENT; OTHER COVERED PERSONS. The Company has not engaged any Person to act as a placement agent, underwriter, broker, dealer, or finder in connection with the sale of the Securities hereunder. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of the Investor in connection with the sale of any Securities.

Section 4.14 REGISTRATION STATEMENT. At the time of the filing of the Registration Statement, New Registration Statement, or any amendment thereto, the Company shall have no knowledge of any untrue statement (or alleged untrue statement) of a material fact in the Registration Statement or New Registration Statement, as the case may be, or omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there shall be no such untrue statement of material fact or omission in any effective registration statement filed or any post-effective amendment or prospectus which is a part of the foregoing.

ARTICLE V
COVENANTS OF INVESTOR

Section 5.1 SHORT SALES AND CONFIDENTIALITY. During the period from the Execution Date to the end of the Commitment Period, neither the Investor, nor any Affiliate of the Investor acting on its behalf or pursuant to any understanding with it, will execute (i) any “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Securities or (ii) hedging transaction which establishes a net short position with respect to the Securities or any other Company’s securities. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of the Purchase Notice of such number of Securities reasonably expected to be purchased under the Purchase Notice shall not be deemed a short sale. The Investor shall, until such time as the transactions contemplated by the Transaction Documents are publicly disclosed by the Company in accordance with the terms of the Transaction Documents, maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents.

Section 5.2 COMPLIANCE WITH LAW; TRADING IN SECURITIES. The Investor’s trading activities with respect to the Securities will be in compliance with all applicable state and federal securities laws and regulations and the rules and regulations of the Principal Market.

ARTICLE VI
COVENANTS OF THE COMPANY

Section 6.1 LISTING OF SHARES. The Company shall use its commercially reasonable efforts to continue the listing or quotation and trading of the Securities on the Principal Market (including, without limitation, maintaining sufficient net tangible assets, if required) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.

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Section 6.2 FILING OF CURRENT REPORT. The Company agrees that it shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act, relating to the execution of the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Current Report at least two (2) Business Days prior to its filing with the SEC, and the Company shall give reasonable consideration to all such comments. The Investor shall use its reasonable best efforts to comment upon the final pre-filing draft version of the Current Report within one (1) Business Day from the date the Investor receives it from the Company.

Section 6.3 ISSUANCE OF WARRANT COVERAGE. In consideration for the Investor’s execution and delivery of, and performance under, this Agreement, the Company shall issue to the Investor a Warrant to purchase a number of Warrant Shares equal to ten percent (10%) of the quotient of (a) the Commitment Amount divided by the (b) the closing price of shares of the Company’s Class A Common Stock for the Business Day immediately preceding the Execution Date (as reported by Bloomberg), and the exercise price of the Warrant shall be one hundred and ten percent (110%) of the closing price of shares of the Company’s Class A Common Stock for the Business Day immediately preceding the Execution Date (as reported by Bloomberg). The Warrant shall be in the form attached hereto as Exhibit B.

ARTICLE VII

REGISTRATION RIGHTS

Section 7.1 REGISTRATION.

(a) The Company shall, not later than twenty (20) days after the Execution Date, prepare and file with the SEC a registration statement, on Form S-3, or such other registration statement form that is available to the Company if Form S-3 is not available, and take all such other actions as are necessary to ensure that there is an effective registration statement containing a prospectus that remains current covering (and to qualify under required U.S. state securities laws, if any) the offer and sale of all Registrable Securities by the Investor on a continuous basis pursuant to Rule 415 (the “Initial Registration Statement”). The Company shall use best efforts to cause the SEC to declare the Initial Registration Statement effective as soon as possible thereafter but in any event within 120 days after the Execution Date, and to remain effective and the prospectus contained therein current until the Investor ceases to hold Registrable Securities. The Initial Registration Statement shall provide for any method or combination of methods of resale of Registrable Securities legally available to, and requested by, the Investor, and shall comply with the relevant provisions of the Securities Act and Exchange Act. If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Initial Registration Statement then in effect until such time as a registration statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

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(b) Notwithstanding the registration obligations set forth in Section 7.1(a), if the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform the Investor and use its commercially reasonable efforts to file amendments to the Initial Registration Statement or a new registration statement (a “New Registration Statement”) as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 7.1(a); provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the Securities Act, the rules and regulations promulgated thereunder, publicly-available written or oral guidance of the SEC staff, and any comments, requirements, or requests of the SEC staff.

(c) If the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, in accordance with Section 7.1(b) above the foregoing, the Company will use its best efforts to file with the SEC, as promptly as possible, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the initial Registration Statement, as amended. The Initial Registration Statement, a New Registration Statement, and any other registration statements pursuant to which the Company seeks to register for resale any Registrable Securities shall each be referred to herein as a “Registration Statement” and collectively as the “Registration Statements.”

Section 7.2 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with registrations pursuant to this Article VII shall be borne by the Company.

Section 7.3 REGISTRATION PROCEDURES. In the case of each registration of Registrable Securities effected by the Company pursuant to this Article VII, the Company will keep the Investor advised in writing as to the initiation of each registration and as to the completion thereof. At its sole expense, the Company will do the following:

(a) Prepare each Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing such Registration Statement, any prospectus or any amendments or supplements thereto, furnish to the Investor copies of all documents prepared to be filed, which documents shall be subject to the review of the Investor and its counsel;

(b) As soon as reasonably practicable, file with the SEC the Registration Statement relating to the Registrable Securities, including all exhibits and financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement(s) to become effective under the Securities Act as soon as practicable;

(c) Prepare and file with the SEC such amendments, post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be requested by the Investor or as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

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(d) Notify the Investor, and confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (i) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable prospectus or any amendment or supplement to such prospectus has been filed, (ii) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, prospectus or for additional information (whether before or after the effective date of the Registration Statement), (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, and (iv) of the receipt by the Company of any notification with respect to the suspension of any Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(e) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Investor (or its counsel) from time to time may reasonably request;

(f) Register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Investor; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it would not otherwise be required to qualify or when it is not then otherwise subject to service of process;

(g) Notify each seller of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances under which they were made, and following such notification promptly prepare and file a post-effective amendment to such Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference, and file any other required document that would be incorporated by reference into such Registration Statement and prospectus, so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in the case of a post-effective amendment to a Registration Statement, use best efforts to cause it to be declared effective as promptly as is reasonably practicable, and give to the Investor a written notice of such amendment or supplement, and, upon receipt of such notice, the Investor agrees not to sell any Registrable Securities pursuant to such Registration Statement until the Investor’s receipt of copies of the supplemented or amended prospectus or until it receives further written notice from the Company that such sales may re-commence;

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(h) Use its best efforts to prevent, or obtain the withdrawal of, any order suspending the effectiveness of any Registration Statement (and promptly notify in writing the Investor covered by such Registration Statement of the withdrawal of any such order);

(i) Provide a transfer agent or warrant agent, as applicable, and registrar for all Registrable Securities registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(j) If requested, cooperate with the Investor to facilitate the timely preparation and delivery of certificates or establishment of book entry notations representing Registrable Securities to be sold and not bearing any restrictive legends, including without limitation, procuring and delivering any opinions of counsel, certificates, or agreements as may be necessary to cause such Registrable Securities to be so delivered;

(k) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(l) Promptly identify to the Investor any underwriter(s) participating in any disposition pursuant to such Registration Statement and any attorney or accountant or other agent retained by any such underwriter or selected by the Investor, make available for inspection by the Investor all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith;

(m) Reasonably cooperate, and cause each of its principal executive officer, principal financial officer, principal accounting officer, and all other officers and members of the management to fully cooperate in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, assisting with the preparation of any Registration Statement or amendment thereto with respect to such offering and all other offering materials and related documents, and participation in meetings with underwriters, attorneys, accountants and potential stockholders;

(n) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(o) Reasonably cooperate with the Investor and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, and use its best efforts to make or cause to be made any filings required to be made by an issuer with FINRA in connection with the filing of any Registration Statement;

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(p) If requested by the Investor, the Company shall as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as the Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Investor;

(q) Take all reasonable action to ensure that any “free writing prospectus” (as defined in the Securities Act) utilized in connection with any registration covered by Article VII complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(r) Take all such other reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

Section 7.4 INDEMNIFICATION.

(a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, and each shareholder, member, limited or general partner thereof, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each person who controls (within the meaning of Section 15 of the Securities Act) such persons and each of their respective representatives, and each underwriter, if any, and each person or entity who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, judgments, suits, costs, penalties, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any of the following: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws, or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse the Investor, and each shareholder, member, limited or general partner thereof, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each person who controls such persons and each of their respective Representatives, and each underwriter, if any, and each person or entity who controls any underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, judgment, suit, penalty, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, judgment, suit, penalty loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Investor, any of the Investor’s Representatives, any person or entity controlling the Investor, such underwriter or any person or entity who controls any such underwriter, and stated to be specifically for use therein; provided, further, that, the indemnity agreement contained in this Section 7.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor or any indemnified party and shall survive the transfer of such securities by the Investor.

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(b) To the extent permitted by law, the Investor will, if Registrable Securities held by the Investor are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, employees, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each person or entity who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, judgments, penalties losses, damages and liabilities (or actions in respect thereof) arising out of or based on any of the following: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance made in reliance upon and in conformity with information furnished in writing by or on behalf of the Investor expressly for use in connection with such registration, (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case made in reliance upon and in conformity with information furnished in writing by or on behalf of the Investor expressly for use in connection with such registration, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws, or any rule or regulation thereunder applicable to the Investor and relating to action or inaction required of the Investor in connection with any offering covered by such registration, qualification, or compliance, and will reimburse the Company and the Investor, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission (i) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Investor and stated to be specifically for use therein and (ii) has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the person asserting the claim; provided, however, that the obligations of the Investor hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 7.4 exceed the net proceeds from the offering received by the Investor, except in the case of fraud or willful misconduct by the Investor.

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(c) Each party entitled to indemnification under this Section 7.4 (the “Indemnified Party”) shall (i) give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought (provided, that any delay or failure to so notify the indemnifying party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure), and (ii) permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense unless (w) the Indemnifying Party has agreed in writing to pay such fees or expenses, (x) the Indemnifying Party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Indemnified Party hereunder and employ counsel reasonably satisfactory to the Indemnified Party, (y) the Indemnified Party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the Indemnifying Party, or (z) in the reasonable judgment of any such person (based upon advice of its counsel) a conflict of interest may exist between such person and the Indemnifying Party with respect to such claims (in which case, if the person notifies the Indemnifying Party in writing that such person elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such person). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 7.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Holder will be required under this Section 7.4(d) to contribute any amount in excess of the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

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The obligations of the Company and the Investor under this Section 7.4 shall survive the completion of any offering of Registrable Securities in a registration under this Section 7.4 and otherwise shall survive the termination of this Agreement until the expiration of the applicable period of the statute of limitations.

Section 7.5 INFORMATION BY THE INVESTOR. The Investor shall furnish to the Company such information regarding the Investor and the distribution proposed by the Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Article VII.

Section 7.6 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to do the following:

(a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) So long as the Investor owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, or that it qualifies as registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing the Investor to sell any such securities without registration. The Company further covenants that it shall take such further action as the Investor may reasonably request to enable the Investor to sell from time to time Securities held by the Investor without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including providing any legal opinions.

Section 7.7 NO INCONSISTENT AGREEMENTS. The Company has not entered, as of the date hereof, nor shall the Company, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Investor or otherwise conflict with the provisions hereof. Unless the Company receives the consent of the Investor, the Company shall not file any other registration statements (other than registration statements on Form S-4 or Form S-8 or any successor forms thereto) until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the SEC.

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ARTICLE VIII
CONDITIONS TO DELIVERY OF
PURCHASE NOTICE AND CONDITIONS TO CLOSING

Section 8.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND SELL PURCHASE NOTICE SHARES. The obligation of the Company to issue and sell the Purchase Notice Securities to the Investor is subject to the satisfaction of each of the conditions set forth below:

(a) ACCURACY OF INVESTOR’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor shall be true and correct in all material respects as of the Execution Date and as of the date of each Closing as though made at each such time.

(b) PERFORMANCE BY INVESTOR. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to each Closing.

(c) PRINCIPAL MARKET REGULATION. The Company shall have no obligation to issue any Purchase Notice Securities, and the Investor shall have no right to receive any Purchase Notice Securities, if the issuance of such Purchase Notice Securities would exceed the aggregate number of Securities which the Company may issue without breaching the Company’s obligations under the rules or regulations of the Principal Market.

Section 8.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF INVESTOR TO PURCHASE THE PURCHASE NOTICE SHARES. The obligation of the Investor hereunder to purchase the Purchase Notice Securities is subject to the satisfaction of each of the following conditions:

(a) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement, and any amendment or supplement thereto, shall have been declared effective and shall remain effective for the resale of the Securities at all times until the Closing with respect to the subject Purchase Notice, the Company shall not have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and no other suspension of the use of, or withdrawal of the effectiveness of, such Registration Statement, the Prospectus, or the Prospectus Supplement shall exist. The Investor shall not have received any notice from the Company that the Prospectus, Prospectus Supplement, and/or any prospectus supplement or amendment thereto fails to meet the requirements of Section 5(b) or Section 10 of the Securities Act.

(b) ACCURACY OF THE COMPANY’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing (except for representations and warranties specifically made as of a particular date).

(c) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company.

(d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Transaction Documents, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Transaction Documents.

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(e) NO SUSPENSION OF TRADING IN OR DELISTING OF SHARES. The trading of the Securities shall not have been suspended by the SEC or the Principal Market, or otherwise halted for any reason, and the Securities shall have been approved for listing or quotation on and shall not have been delisted from or no longer quoted on the Principal Market. In the event of a suspension, delisting, or halting for any reason, of the trading of the Securities, as contemplated by this Section 7.3(d), the Investor shall have the right to return to the Company any amount of Purchase Notice Securities associated with such Purchase Notice, and the Commitment Amount with respect to such Purchase Notice shall be refunded accordingly.

(f) BENEFICIAL OWNERSHIP LIMITATION. The number of Purchase Notice Securities then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other Securities then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than the Beneficial Ownership Limitation (as defined below), as determined in accordance with Section 13 of the Exchange Act. For purposes of this Section 8.2(f), if the amount of Securities outstanding is greater or lesser on a Closing Date than on the date upon which the Purchase Notice associated with such Closing Date is given, the amount of Securities outstanding on such issuance of a Purchase Notice shall govern for purposes of determining whether the Investor, when aggregating all purchases of Securities made pursuant to this Agreement, would own more than the Beneficial Ownership Limitation following a purchase on any such Closing Date. If the Investor claims that compliance with a Purchase Notice would result in the Investor owning more than the Beneficial Ownership Limitation, upon request of the Company the Investor will provide the Company with evidence of the Investor’s then existing shares beneficially or deemed beneficially owned. The “Beneficial Ownership Limitation” shall be 9.99% of the number of Securities outstanding immediately prior to the issuance of Securities issuable pursuant to a Purchase Notice. To the extent that the Beneficial Ownership Limitation would be exceeded in connection with a Closing, the number of Securities issuable to the Investor shall be reduced so it does not exceed the Beneficial Ownership Limitation.

(g) PRINCIPAL MARKET REGULATION. The Company shall have no right to issue and the Investor shall have no obligation to purchase any Purchase Notice Securities if the issuance of aggregate Purchase Notice Securities would exceed 1,578,438 (the “Exchange Cap”), which equals 19.99% of the Company’s outstanding Shares, as of the date hereof, unless shareholder approval is obtained to issue more than such 19.99%. The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.

(h) NO KNOWLEDGE. The Company shall have no knowledge of any event more likely than not to have the effect of causing the effectiveness of the Registration Statement to be suspended or the Prospectus or any prospectus supplement thereto failing to meet the requirement of Sections 5(b) or 10 of the Securities Act (which event is more likely than not to occur within the fifteen (15) Business Days following the Business Day on which such Purchase Notice is deemed delivered).

(i) NO VIOLATION OF SHAREHOLDER APPROVAL REQUIREMENT. The issuance of the Securities shall not violate the shareholder approval requirements of the Principal Market.

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(j) DWAC ELIGIBLE. The Shares must be DWAC Eligible and not subject to a “DTC chill”.

(k) SEC DOCUMENTS. All reports, schedules, registrations, forms, statements, information, and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules, and regulations applicable to such SEC Documents, and none of the SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IX
LEGENDS

Section 9.1 NO RESTRICTIVE STOCK LEGEND. No restrictive stock legend shall be placed on the share certificates representing the Purchase Notice Securities.

Section 9.2 INVESTOR’S COMPLIANCE. Nothing in this Article VIII shall affect in any way the Investor’s obligations hereunder to comply with all applicable securities laws upon the sale of the Securities.

ARTICLE X
indemnification

Section 10.1 Each party (an “Indemnifying Party”) agrees to indemnify and hold harmless the other party along with its officers, directors, employees, and authorized agents (an “Indemnified Party”) from and against any claim or suite by third parties for Damages resulting from or arising out of (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or Prospectus or Prospectus Supplement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iv) any violation by the Indemnifying Party of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law, as such Damages are incurred by the Indemnified Party except to the extent that such Damages result primarily from the Indemnified Party’s failure to perform any covenant or agreement contained in this Agreement or the Indemnified Party’s negligent, recklessness or willful misconduct; provided, however, that the foregoing indemnity agreement shall not apply to any Damages of the Investor to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made by the Company in reliance upon and in conformity with information furnished to the Company by the Investor for use in the Registration Statement, any post-effective amendment thereof, Prospectus, Prospectus Supplement thereto, or any preliminary prospectus or final prospectus (as amended or supplemented).

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ARTICLE XI
MISCELLANEOUS

Section 11.1 FORCE MAJEURE. No Party shall be liable for any failure to fulfill its obligations hereunder due to causes beyond its reasonable control, including but not limited to acts of God, epidemic or pandemic, natural disaster, labor disturbances, terrorist attack, riots or wars, and any action taken, or restrictions or limitations imposed, by government or public authorities.

Section 11.2 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

Section 11.3 ASSIGNMENT. The Transaction Documents shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors. Neither any of the Transaction Documents nor any rights of the Investor or the Company hereunder may be assigned by either Party to any other Person.

Section 11.4 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and the Investor and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as contemplated by Article XI.

Section 11.5 TERMINATION. This Agreement shall automatically terminate on the earlier of (i) the end of the Commitment Period, or (ii) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors.

Section 11.6 ENTIRE AGREEMENT. The Transaction Documents, together with the exhibits thereto, contain the entire understanding of the Company and the Investor with respect to the matters covered herein and therein and supersede all prior agreements and understandings, oral or written, with respect to such matters.

Section 11.7 FEES AND EXPENSES. Except as expressly set forth in the Transaction Documents or any other writing to the contrary, each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incidental to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. Notwithstanding the foregoing, the Parties agree that the amount of fifteen thousand dollars ($15,000.00), representing legal fees of the Investor for this Agreement and the transactions related hereto, shall be deducted from the applicable Purchase Price to be paid by the Investor to the Company for the Purchase Notice Shares, pursuant to the first Purchase Notice delivered pursuant to this Agreement.

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Section 11.8 CLOSING COSTS. The Company shall pay the Clearing Costs associated with each Closing, and any Transfer Agent fees (including any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied on the Company in connection with the delivery of any Securities to the Investor.

Section 11.9 COUNTERPARTS AND EXECUTION. The Transaction Documents may be executed in multiple counterparts, each of which may be executed by less than all of the Parties and shall be deemed to be an original instrument which shall be enforceable against the Parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The Transaction Documents may be delivered to the other Party hereto by email of a copy of the Transaction Documents bearing the signature of the Party so delivering the Transaction Documents. The Parties agree that this Agreement shall be considered signed when the signature of a Party is delivered by .PDF, DocuSign, or other generally accepted electronic signature. Such .PDF, DocuSign, or other generally accepted electronic signature shall be treated in all respects as having the same effect as an original signature. The signatories to this Agreement each represent and warrant that they are duly authorized by the Parties with the power and authority to bind the Parties to the terms and conditions thereof.

Section 11.10 SEVERABILITY. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any Party.

Section 11.11 FURTHER ASSURANCES. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 11.12 NOT TO BE CONSTRUED AGAINST DRAFTER. The Parties acknowledge that they have had an adequate opportunity to review each and every provision contained in this Agreement and to submit the same to legal counsel for review and comment. The Parties agree with each and every provision contained in this Agreement and agree that the rule of construction that a contract be construed against the drafter, if any, shall not be applied in the interpretation and construction of this Agreement.

Section 11.13 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 11.14 AMENDMENTS; WAIVERS. No provision of this Agreement may be amended other than by a written instrument signed by both Parties hereto and no provision of this Agreement may be waived other than in a written instrument signed by the Party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, or privilege preclude other or further exercise thereof or of any other right, power, or privilege.

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Section 11.15 PUBLICITY. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no Party shall issue any such press release or otherwise make any such public statement, other than as required by law or for legal compliance, without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing Party shall provide the other Party with prior notice of such public statement. The Investor acknowledges that the Transaction Documents may be deemed to be “material contracts,” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

Section 11.16 DISPUTE RESOLUTION.

(a) Average Daily Trading Volume, Purchase Notice Limit, or VWAP.

(i) In the case of a dispute relating to the Average Daily Trading Volume, Purchase Notice Limitation, or VWAP (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Investor (as the case may be) shall submit the dispute to the other Party via facsimile or electronic mail within five (5) Business Days after the Party learned of the circumstances giving rise to such dispute. If the Investor and the Company are unable to promptly resolve such dispute relating to such Average Daily Trading Volume, Purchase Notice Limit, or VWAP (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Investor (as the case may be) of such dispute to the Company or the Investor (as the case may be), then the Company and the Investor may select an independent, reputable investment bank as mutually agreed upon to resolve such dispute. If the Parties cannot agree upon such an investment bank within ten (10) Business Days of the date of the initial notice, the Parties shall submit the dispute to the Chancery Court of the State of Delaware or the United States District Court of the District of Delaware, pursuant to Section 11.16(b).

(ii) The Investor and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the above and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such investment bank was selected (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Investor or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the Party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Investor or otherwise requested by such investment bank, neither the Company nor the Investor shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

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(iii) The Company and the Investor shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Investor of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne by the losing Party, and such investment bank’s resolution of such dispute shall be final and binding upon all Parties. The terms of this Agreement and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Agreement and any other applicable Transaction Documents.

(iv) Both the Company and the Investor expressly acknowledge and agree that (i) this Section 11.16(a) constitutes an agreement to arbitrate between the Company and the Investor (and constitutes an arbitration agreement) under § 5701, et seq. of the Delaware Code Title 10 with respect to the dispute described in Section 11.16(a)(i) and that both the Company and the Investor are authorized to apply for an order to compel arbitration pursuant to Delaware Code Title 10 § 5703 in order to compel compliance with this Section 11.16(a) .

(b) JURISDICTION. Subject to Section 11.16(a), each party hereby irrevocably submits that any dispute, controversy or claim arising out of or relating to this Agreement or any Transaction Document (including whether any such dispute is arbitrable), shall be submitted to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware. Each party hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. The Company and the Investor agree that all dispute resolution proceedings in accordance with this Section 11.16 may be conducted in a virtual setting.

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Section 11.17 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) delivered by reputable air courier service with charges prepaid for next Business Day delivery, or (c) transmitted by hand delivery, or email as a PDF (with read receipt or a written confirmation of delivery or receipt), addressed as set forth below or to such other address as such Party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective upon hand delivery or delivery by email at the address designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received).

The addresses for such communications shall be as follows:

If to the Company:

Address: 12049 Jefferson Blvd., Culver City, CA 90230

Telephone: (310) 988-0643

E-mail: Heidyc@snailgamesusa.com

If to the Investor:

Address:

Telephone:

E-mail:

Either Party hereto may from time to time change its address or email for notices under this clause by giving prior written notice of such changed address to the other party hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the Execution Date.

SNAIL, INC.

By:
Name:	Jim Tsai
Title:	Chief Executive Officer
Date:	August 24, 2023

___________________

By:

By:
Name:
Title:
Date:

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EXHIBIT A

FORM OF PURCHASE NOTICE

TO:

We refer to the Purchase Agreement, dated as of August 24, 2023 Agreement entered into by and between SNAIL INC., and you. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby certify that, as of the date hereof, the conditions set forth in Article VIII of the Agreement are satisfied and we hereby elect to exercise our right pursuant to the Agreement to require you to purchase ______ Purchased Securities for a Commitment Amount not to exceed Five Million Dollars ($5,000,000).

Purchase Price

Purchase Price Per Share: $________________

The Company’s wire instructions are as follows:

[Insert Wire Instructions]

SNAIL, INC.

By:
Name:	Jim Tsai
Title:	Chief Executive Officer

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EXHIBIT B

FORM OF WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Warrant No. 2023-001

WARRANT

SNAIL, INC.

Warrant Shares: 367,647	Initial Exercise Date: August 24, 2023

THIS WARRANT (the “Warrant”) certifies that, for value received, ______________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after August 24, 2023 (the “Initial Exercise Date”) and on or prior to the close of business on the five (5) year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Snail, Inc., a Delaware corporation (the “Company”), up to Three Hundred Sixty Seven Thousand Six Hundred Forty Seven (367,647) shares of the Company’s Class A Common Stock (“Warrant Shares”). The purchase price of one Warrant Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Purchase Agreement (the “Purchase Agreement”) dated August 24, 2023, among the Company and the Holder.

For purposes of this Warrant, the following terms shall have the following meanings:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Approved Stock Plan” means any employee benefit plan or agreement which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and Options may be issued to any employee, officer, consultant, or director for services provided to the Company in their capacity as such.

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“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the Class A Common Stock and the Class B Common Stock of the Company.

“Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

“Excluded Securities” means (i) securities issuable pursuant to the Purchase Agreement or this Warrant; (ii) securities issued upon the conversion or exercise of any Option or Convertible Security which is outstanding as of the Execution Date; (iii) Common Stock issuable upon a stock split, stock dividend, or any subdivision of shares of Common Stock approved by the Company’s stockholders; and (iv) shares of Common Stock (or Options, Convertible Securities, or other rights to purchase such shares of Common Stock) issued or issuable to employees or directors of, or consultants providing bona fide services to, the Company pursuant to an Approved Stock Plan (as defined above) provided that all such issuances (taking into account the shares of Common Stock issuable upon exercise of such Options or Convertible Securities) after the date hereof pursuant to this clause (iv) do not, in the aggregate, exceed 10% of the Common Stock issued and outstanding.

“Options” means any rights, warrants, or options to subscribe for, purchase, or otherwise acquire shares of Common Stock or Convertible Securities.

“Stockholder Approval” means the approval required by the applicable rules and regulations of the NASDAQ Global Market (or any successor entity) from the stockholders of the Company of the provisions of Section 3(b) of this Warrant in order for such provisions to become effective by their terms and to be in compliance with such applicable rules and regulations of the NASDAQ Global Market (or any successor entity).

“Trading Day” means a day on which the shares of Common Stock are traded on the Trading Market; provided, however, that in the event that the shares of Common Stock are not listed or quoted on the Trading Market, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or State of Delaware are authorized or required by law or other government action to close.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the OTC Markets QB Tier (or any successors to any of the foregoing).

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Section 2. Exercise.

a) Exercise of Warrants. Exercise of the purchase rights for Warrant Shares represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed Notice of Exercise in the form annexed hereto as Exhibit A (which may be delivered in a .PDF format via electronic mail pursuant to the notice provisions set forth in the Purchase Agreement). Within two (2) Trading Days of the date said Notice of Exercise is delivered to the Company (or within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company if the Notice of Exercise is received after 12 p.m. EST on such day), the Company shall have received payment of the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank, unless such exercise is made pursuant to the cashless exercise procedure specified in Section 2(c) below (if available). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. The Company shall be entitled to conclusively assume the genuineness of any signature on any Notice of Exercise delivered to the Company pursuant to this Section 2(a), the legal capacity and competency of all natural persons signing any Notice of Exercise so delivered, the authenticity of any Notice of Exercise so delivered, the conformity to an authentic original of any Notice of Exercise so delivered as certified, authenticated, conformed, photostatic, facsimile, or electronic and the authenticity of the original of such Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases, and the Company shall be entitled to conclusively assume that its records of the number of Warrant Shares purchased and the date of such purchases are accurate, absent actual notice to the contrary. The Company shall deliver any objection to any Notice of Exercise within two (2) Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per Warrant Share under this Warrant shall be $1.50 per Warrant Share, subject to adjustment hereunder (the “Exercise Price”).

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c) Cashless Exercise. If at any time after the six month anniversary of the date of the Purchase Agreement, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof, or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B)	=	the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	=	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

A Notice of Exercise pursuant to this Section 2(c) shall include, as an exhibit, one of the following, as applicable: (i) the VWAP on the Trading Day immediately preceding the date of such Notice of Exercise; (ii) the VWAP on the date of such Notice of Exercise; or (iii) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise.

Assuming (i) the Holder is not an Affiliate of the Company, and (ii) all of the applicable conditions of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) with respect to Holder and the Warrant Shares are met in the case of such a cashless exercise, the Company agrees that the Company will use its best efforts to cause the removal of the legend from such Warrant Shares (including by delivering an opinion of the Company’s counsel to the Company’s transfer agent at its own expense to ensure the foregoing), and the Company agrees that the Holder is under no obligation to sell the Warrant Shares issuable upon the exercise of the Warrant prior to removing the legend. The Company expressly acknowledges that Rule 144(d)(3)(ii), as currently in effect, provides that Warrant Shares issued solely upon a cashless exercise shall be deemed to have been acquired at the same time as the Warrant. The Company agrees not to take any position contrary to this Section 2(c).

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d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Company’s transfer agent (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the later of (A) the delivery to the Company of the Notice of Exercise provided that such Notice of Exercise is received by 12 p.m. EST and three (3) Trading Days for any Notice of Exercise received after 12 p.m. EST, and (B) the Company’s receipt of payment of the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank, unless such exercise is made pursuant to the cashless exercise procedure specified in Section 2(c) (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such Warrant Shares, having been paid. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $5 per Trading Day (increasing to $10 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Holder fails to make payment of the aggregate Exercise Price of the Warrant Shares pursuant to a Notice of Exercise within two (2) Trading Days of the date said Notice of Exercise is delivered to the Company (or within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company if the Notice of Exercise is received after 12 p.m. EST on such day) by wire transfer or cashier’s check drawn on a United States bank, then the Company will have the right to rescind such exercise, unless such exercise is made pursuant to the cashless exercise procedure specified in Section 2(c). If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

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iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes, and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all fees charged by the Transfer Agent, including any fees assessed to the Transfer Agent by Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day processing of any Notice of Exercise and for same-day electronic delivery of the Warrant Shares.

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vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations.

i. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Section 2(e), the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of a Holder (which, for clarity, includes electronic mail), the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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ii. To the extent the exercise of any portion of this Warrant require the Company to receive the approval of the Company’s stockholders pursuant to Nasdaq Listing Rules, the Company shall not effect such exercise of this Warrant, and a Holder shall not have the right to exercise any such portion of this Warrant, pursuant to Section 2 or otherwise, until such approval has been received by the Company.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If, at any time after the Company has obtained the Stockholder Approval and while this Warrant is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock (other than Excluded Securities) (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) entitling any Person to acquire shares of Common Stock (“Additional Shares of Common Stock”) for a consideration per share (the “Base Share Price”) less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Exercise Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

EP2 = EP1 * (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

○	“EP2” shall mean the Exercise Price in effect immediately after such Dilutive Issuance;

○	“EP1” shall mean the Exercise Price in effect immediately prior to such Dilutive Issuance;

○	“A” shall mean the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options (including this Warrant) outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue;

○	“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to EP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by EP1); and

○	“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

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Notwithstanding anything express or implied in the foregoing provisions of this Section 3(b) to the contrary, (i) no adjustments shall be made, paid or issued under this Section 3(b), and this Section 3(b) shall not become effective or be of any force or effect whatsoever, unless and until the Company has obtained the Stockholder Approval, and (ii) no adjustments shall be made, paid or issued under this Section 3(b) at any time (including, without limitation, at any time after the Company has obtained Stockholder Approval) in respect of any Excluded Securities, and the provisions of this Section 3(b) that are applicable to a Dilutive Issuance after the Company has obtained Stockholder Approval shall not be applicable to any Excluded Securities.

Until the Company shall have obtained the Stockholder Approval, the Company shall not make any sale, grant, or other disposition or issuance (or announce any sale, grant or other disposition or issuance) of (i) any Common Stock or any rights, options, or warrants to purchase or securities convertible into or exercisable or exchangeable for Common Stock, or (ii) any rights to reprice any Common Stock or any rights, options, or warrants to purchase or securities convertible into or exercisable or exchangeable for Common Stock, if any such sale, grant, or other disposition or issuance would entitle any Person to acquire shares of Common Stock for a consideration per share less than a price equal to the Exercise Price in effect immediately prior to such sale, grant, or other disposition or issuance or deemed sale, grant, or other disposition or issuance; provided, however, that the foregoing provisions of this sentence shall not be applicable to any sale, grant, or other disposition or issuance (or announcement of any sale, grant or other disposition or issuance) of any Excluded Securities. The Holder shall be entitled to obtain injunctive relief against the Company to preclude any issuance that would contravene the provisions of the immediately preceding sentence, which remedy shall be in addition to any right to collect damages.

c) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 3(a), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

d) Notice. The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization, or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, the Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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f) Holder’s Right of Alternative Exercise Price Following Issuance of Certain Options or Convertible Securities. In addition to, and not in limitation of, the other provisions of this Section 3, excluding any Excluded Securities if after the Closing Date, the Company in any manner issues or sells or enters into any agreement to issue or sell Options or Convertible Securities that contain terms, such as conversion rate or price adjustments, that offset, in whole or in part, declines in the market value of the Company’s Common Stock occurring prior to conversion or exchange (other than terms that adjust for share splits, share combinations, share dividends, or other Company-initiated changes in its capitalizations) (each of the formulations for such adjustments being herein referred to as, the “Variable Price”, and any such securities, “Variable Price Securities”), the Company shall provide written notice thereof via .PDF format via electronic mail pursuant to the notice provisions of the Purchase Agreement to the Holder on the date of such agreement and the issuance of such Convertible Securities or Options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion, to substitute the Variable Price for the Exercise Price upon exercise of this Warrant by designating in the Notice of Exercise delivered upon any exercise of this Warrant that, solely for purposes of such exercise, the Holder is relying on the Variable Price rather than the Exercise Price then in effect. The Holder’s election to rely on a Variable Price for a particular exercise of this Warrant shall not obligate the Holder to rely on a Variable Price for any future exercises of this Warrant.

g) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

h) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail or deliver via electronic mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

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ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights, or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. Subject to any limitations imposed by applicable law, this Warrant may be offered for sale, sold, transferred, or assigned without the consent of the Company.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b) Loss, Theft, Destruction, or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

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c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant (the “Required Reserve Amount”). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

e) Transfer Agent Instructions. The Company covenants and agrees that it will, at all times during the period the Warrant is outstanding, maintain a duly qualified independent Transfer Agent. The Company represents and covenants that, within ninety (90) days from the Initial Exercise Date, it will either (i) issue irrevocable instructions to its current Transfer Agent (and each Transfer Agent appointed thereafter) to issue certificates, registered in the name of the Holder or its nominee, for the Warrant Shares in such amounts as specified from time to time by the Holder to the Company upon exercise of this Warrant in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”), or (ii) appoint a new Transfer Agent, at which time the Company (a) shall provide a copy of its agreement with the new Transfer Agent to the Holder, and (b) issue Irrevocable Transfer Agent Instructions to the new Transfer Agent. Such Irrevocable Transfer Agent Instructions shall be in a form acceptable to the Holder and shall include a provision to irrevocably reserve the Required Reserve Amount. The Irrevocable Transfer Agent Instructions shall be signed by the Company’s Transfer Agent as of the date of the Initial Exercise Date or by the New Transfer Agent, as applicable, and by the Company. The Company warrants that, (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(e), and stop transfer instructions to give effect to Section 5(g) (prior to registration of the Warrant Shares under the Securities Act or the date on which the Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold), will be given by the Company to its Transfer Agent and that the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Warrant and the Purchase Agreement, (ii) it will not direct its Transfer Agent not to transfer or delay, impair, and/or hinder its Transfer Agent in transferring (or issuing)(electronically or in certificated form) any certificate for Warrant Shares to be issued to the Holder upon exercise of or otherwise pursuant to this Warrant as and when required by this Warrant and the Purchase Agreement, and (iii) it will not fail to remove (or direct its Transfer Agent not to remove or impair, delay, and/or hinder its Transfer Agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Warrant Shares issued to the Holder upon exercise of or otherwise pursuant to this Warrant as and when required by this Warrant and the Purchase Agreement. Nothing in this Section shall affect in any way the Holder’s obligations to comply with all applicable prospectus delivery requirements, if any, upon resale of the Warrant Shares. If a Holder provides the Company, at the cost of the Holder, with an opinion of counsel in form, substance, and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Warrant Shares may be made without registration under the Securities Act and such sale or transfer is effected, the Company shall permit the transfer, and, in the case of the Warrant Shares, promptly instruct its Transfer Agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Holder. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(e) may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

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f) Jurisdiction. All questions concerning the construction, validity, enforcement, and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

g) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

h) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers, or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

i) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

m) Amendment. This Warrant (other than Section 2(e)) may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

B-15

n) Severability. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

o) Headings. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

p) Governing Law. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to the Company at the address set forth in the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

q) Jurisdiction and Venue. Each party hereby irrevocably submits that any dispute, controversy or claim arising out of or relating to this Warrant, shall be submitted to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware. Each party hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT. The parties agree that all dispute resolution proceedings in accordance with this Section 5(o) may be conducted in a virtual setting.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

SNAIL, INC.

By:
Name:	Jim Tsai
Title:	Chief Executive Officer

[Signature Page to Warrant]

EXHIBIT A

NOTICE OF EXERCISE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

SNAIL, INC.

The undersigned holder hereby exercises the right to purchase _______ of the shares of Class A Common Stock (“Warrant Shares”) of Snail, Inc., a Delaware corporation (the “Company”), evidenced by Warrant No. 2023-001 (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

___________ a “Cash Exercise” with respect to _________ Warrant Shares; and/or

___________ a “Cashless Exercise” with respect to __________ Warrant Shares.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $__________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, ____________ Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date: ____________ __,

Name of Registered Holder

By:
Name:
Title:
Tax ID:
Facsimile:
E-mail Address:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Dated: ____________ __, ____
Holder’s Signature:
Holder’s Address: